           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENT OF INCOME
                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)




                                                                       Three Months Ended         Nine Months Ended
                                                                          September 30               September 30
                                                                     -----------------------   -----------------------
                                                                         1997         1996        1997        1996
                                                                     ----------   ----------   ----------   ----------
Net sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  465,533   $  423,089   $1,422,340   $1,220,545
Costs and expenses:
 Cost of products sold . . . . . . . . . . . . . . . . . . . . . .      372,489      330,479    1,131,660      949,161
 Selling, general, and
  administrative expenses. . . . . . . . . . . . . . . . . . . . .       43,519       45,716      145,217      139,233
 Research and development. . . . . . . . . . . . . . . . . . . . .        2,537        3,772        9,253       10,233
 Interest expense. . . . . . . . . . . . . . . . . . . . . . . . .        4,903        3,705       14,175        9,938
 Other (income) costs, net . . . . . . . . . . . . . . . . . . . .         (423)        (223)        (837)      (5,018)
 Minority interest in net income . . . . . . . . . . . . . . . . .        1,296        1,107        3,809        3,149
                                                                     ----------   ----------   ----------   ----------

Income before income taxes . . . . . . . . . . . . . . . . . . . .       41,212       38,533      119,063      113,849

 Taxes based on income - cash. . . . . . . . . . . . . . . . . . .       15,152       14,250       43,779       41,316
 Taxes based on income - deferred. . . . . . . . . . . . . . . . .          648          250        2,021        1,584
                                                                     ----------   ----------   ----------   ----------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   25,412     $ 24,033   $   73,263   $   70,949
                                                                     ----------   ----------   ----------   ----------
                                                                     ----------   ----------   ----------   ----------


Earnings per share of common stock.. . . . . . . . . . . . . . . .   $      .47        $.45    $     1.36   $     1.33
                                                                     ----------   ----------   ----------   ----------
                                                                     ----------   ----------   ----------   ----------


Cash dividends paid per
 share of common stock . . . . . . . . . . . . . . . . . . . . . .   $      .20         $.18   $      .60   $      .54
                                                                     ----------   ----------   ----------   ----------
                                                                     ----------   ----------   ----------   ----------


Average common shares and common
 stock equivalents outstanding . . . . . . . . . . . . . . . . . .       53,976       53,288       53,942       53,276
                                                                     ----------   ----------   ----------   ----------
                                                                     ----------   ----------   ----------   ----------


           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET
                              (IN THOUSANDS OF DOLLARS)



                                                                       Sep 30       Dec 31
                        ASSETS                                          1997         1996
                                                                     ----------   ----------
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   19,307   $   10,223
Accounts receivable - net. . . . . . . . . . . . . . . . . . . . .      229,518      216,740
Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . .      205,736      200,397
Prepaid expenses and deferred charges. . . . . . . . . . . . . . .       46,653       39,561
                                                                     ----------   ----------

    Total current assets . . . . . . . . . . . . . . . . . . . . .      501,214      466,921
                                                                     ----------   ----------

Property and equipment, net. . . . . . . . . . . . . . . . . . . .      655,715      583,491

Excess of cost of investments in
 subsidiaries over net assets acquired . . . . . . . . . . . . . .      149,350      108,928
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . .       13,153       9,455
                                                                     ----------   ----------
    Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      162,503      118,383
                                                                     ----------   ----------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . .   $1,319,432   $1,168,795
                                                                     ----------   ----------
                                                                     ----------   ----------

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt. . . . . . . . . . . . . . . . .   $    1,756   $    1,706
Short-term borrowings. . . . . . . . . . . . . . . . . . . . . . .        3,233        3,006
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . .      193,777      164,638
Accrued salaries and wages . . . . . . . . . . . . . . . . . . . .       37,732       34,163
Accrued income and other taxes . . . . . . . . . . . . . . . . . .       14,604       10,932
                                                                     ----------   ----------
    Total current liabilities. . . . . . . . . . . . . . . . . . .      251,102      214,445

Long-term debt, less current portion . . . . . . . . . . . . . . .      302,697      241,077
Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . .       58,566       56,661
Other liabilities and deferred credits . . . . . . . . . . . . . .       57,792       57,726
                                                                     ----------   ----------
    Total liabilities. . . . . . . . . . . . . . . . . . . . . . .      670,157      569,909
                                                                     ----------   ----------

Minority interest. . . . . . . . . . . . . . . . . . . . . . . . .       31,943       31,789
Stockholders' equity:
 Common stock (58,643,557 and 57,897,316 shares) . . . . . . . . .        5,864        5,790
 Capital in excess of par value. . . . . . . . . . . . . . . . . .      174,562      149,481
 Retained income . . . . . . . . . . . . . . . . . . . . . . . . .      602,489      561,049
 Cumulative translation adjustment . . . . . . . . . . . . . . . .       (6,042)       6,588
 Common stock held in treasury (5,640,842 and 5,536,617 shares). .     (159,541)    (155,811)
                                                                     ----------   ----------
    Total stockholders' equity.. . . . . . . . . . . . . . . . . .      617,332      567,097
                                                                     ----------   ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . . . . .   $1,319,432   $1,168,795
                                                                     ----------   ----------
                                                                     ----------   ----------

           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENT OF CASH FLOWS
                              (IN THOUSANDS OF DOLLARS)


                                                                        Nine Months Ended
                                                                           September 30
                                                                     -----------------------
                                                                        1997         1996
                                                                     ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   73,263   $   70,949
Non-cash items:
 Depreciation and amortization . . . . . . . . . . . . . . . . . .       60,727       51,464
 Minority interest in net income . . . . . . . . . . . . . . . . .        3,809        3,149
 Deferred income taxes, non-current portion. . . . . . . . . . . .        1,635        1,584
 Loss on sale of property and equipment. . . . . . . . . . . . . .          135           51
                                                                     ----------   ----------

Cash provided by operations. . . . . . . . . . . . . . . . . . . .      139,569      127,197

Changes in working capital, net of effects of
 acquisitions and dispositions . . . . . . . . . . . . . . . . . .       (5,242)     (36,186)
Net change in deferred charges and credits.. . . . . . . . . . . .       (8,718)       5,307
                                                                     ----------   ----------

Net cash provided by operating activities. . . . . . . . . . . . .      125,609       96,318
                                                                     ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment. . . . . . . . . . . . . . . .     (117,456)     (76,459)
Business acquisition . . . . . . . . . . . . . . . . . . . . . . .       (6,945)     (62,914)
Business divestiture . . . . . . . . . . . . . . . . . . . . . . .       27,984       12,752
Proceeds from sale of property and equipment.. . . . . . . . . . .        1,762        1,535
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (25)          12

Net cash used in investing activities. . . . . . . . . . . . . . .      (94,680)    (125,074)
                                                                     ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt excluding debt assumed
 in business acquisitions. . . . . . . . . . . . . . . . . . . . .       15,911       68,455
Change in short-term debt  . . . . . . . . . . . . . . . . . . . .          525          409
Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . .      (31,823)     (28,405)
Subsidiary dividends to minority stockholders. . . . . . . . . . .       (1,835)      (1,841)
Common stock purchased for the treasury. . . . . . . . . . . . . .       (3,730)      (8,962)
Stock incentive programs and related tax effects . . . . . . . . .           52          115
                                                                     ----------   ----------

Net cash (used) provided by financing activities . . . . . . . . .      (20,900)      29,771
                                                                     ----------   ----------

Effect of exchange rates on cash . . . . . . . . . . . . . . . . .         (945)      (1,512)
                                                                     ----------   ----------

Net increase (decrease) in cash. . . . . . . . . . . . . . . . . .   $    9,084   $     (497)
                                                                     ----------   ----------
                                                                     ----------   ----------


           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operation.

    It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

    For further information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-K for the year ended December 31, 1996.


TAXES BASED ON INCOME

    The Company's 1997 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.